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                                                                      EXHIBIT 11
                           INNOVASIVE DEVICES, INC.

    Statement Regarding Computation of Pro Forma Net Loss Per Common Share
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
                                                Three months ended                 Nine months ended
                                                    September 30,                     September 30,
                                               ------------------------           -------------------
                                                 1996             1995             1996          1995
                                                ------           ------           ------        ------
                                                      (unaudited)                      (unaudited)
Net loss                                         $(1,019,000)  $ (961,000)     $(3,133,000)  $(2,663,000)
                                                 ============  ===========     ============  ============
Weighted average common shares
  outstanding:

     a.   Shares attributable to common
             stock outstanding                     7,260,408    1,811,478        4,127,967     1,811,478

     b.   Shares attributable to
             mandatorily convertible
             preferred stock                                    2,881,624        2,029,499     2,881,624

     c.   Shares attributable to common
             stock options pursuant to
              APB 15 and SAB 83                                   126,438           42,146       126,438
                                                 ------------  -----------     ------------  ------------
Weighted average common shares
  outstanding                                      7,260,408    4,819,540        6,199,612     4,819,540
                                                 ============  ===========     ============  ============

Net loss per share unaudited proforma net
  loss per share                                      $(0.14)      $(0.20)          $(0.51)       $(0.55)
                                                 ============  ===========     ============  ============

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